 Exhibit 10.4

CALL AGREEMENT

THIS CALL AGREEMENT dated as of September 19, 2014 (this “Agreement”) and entered into by and between CIS Acquisition Ltd., a British Virgin Islands company (“CIS” or the “Company”), and the signatory on the execution page hereof (the “Seller”).

WHEREAS, the Company was incorporated for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, an operating business;

WHEREAS, the Company has agreed to acquire Elite Ride Limited pursuant to certain Stock Purchase Agreement dated September 16, 2014 (the “Purchase Agreement”) (the “Acquisition”); and

WHEREAS, pursuant to the Purchase Agreement, the Company shall enter into a call agreement with the Seller for up to 1,500,000 of the Company’s ordinary shares (the “Ordinary Shares”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the Company and the Seller do hereby agree as follows:

1.	Defined Terms.

1.1.	“Closing Date” shall have the meaning as set forth in Section 3.

1.2.	“Call Price” shall mean $5.00 per share.

2.	Call Option. The Seller hereby grants the Company the option to require the Seller to sell to the Company up to 36,750 Ordinary Shares (the “Call Shares”) owned by the Seller at the Call Price during the 30 day period commencing on the 360-day anniversary of the closing date of the Acquisition (the “Call Option”). In order to exercise the Call Option, the Company shall deliver to the Seller a call option notice in the form of Schedule I hereto (“Call Exercise Notice”).

3.	Closing. If the Call Option is exercised, a closing shall be held on a date within five (5) business days of the Call Exercise Notice (the “Closing Date”) at the offices of Sichenzia Ross Friedman Ference LLP or such other place at which Seller shall deliver the Call Shares being purchased pursuant to such Call Exercise Notice(or shall have delivered such Call Shares through the book-entry facilities of DTC at the election of the Seller) and the Company shall deliver the Call Price by wire transfer of immediately available funds to an account of Seller furnished to the Company, as applicable, at least three (3) business days prior to such closing.

4.	Representations and Warranties of the Company and the Sellers.

4.1.	The Company hereby represents and warrants to the Sellers as of the date hereof and as of the Closing Date, as follows: (i) it is free to enter into this Agreement; (ii) in so doing, it will not violate any other agreement to which it is a party of; and (iii) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

4.2.	The Seller hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows: (a) immediately prior to the closing of each sale pursuant to this Agreement, Seller or its applicable designees will have all rights, title and interest in and to the Call Shares being sold, (b) any Call Shares sold by Seller and its designees under this Agreement are owned by Seller or its applicable designee, free and clear of all liens and encumbrances, and upon receipt of such Call Shares and appropriate entries being made on the Register of Members of the Company, the purchaser of such Call Shares will have all rights, title and interest in and to such Call Shares, (c) it is free to enter into this Agreement; (d) in so doing, it will not violate any other agreement to which it is a party of; and (e) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement

5.	Adjustments to Call Price and Number of Call Shares. The Call Price and the number of Call Shares shall be subject to adjustment from time to time as hereinafter set forth:

5.1.	Share Dividends; Split Ups. If after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares or by a split up of Ordinary Shares or other similar event, then, on the effective day thereof, the number of Call Shares shall be increased in proportion to such increase in outstanding shares, and the Call Price shall be proportionately adjusted.

5.2.	Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Ordinary Shares is decreased by a consolidation, combination or reclassification of Ordinary Shares or other similar event, then, on the effective date thereof, the number of Call Shares shall be decreased in proportion to such decrease in outstanding Ordinary Shares, and the Call Price shall be proportionately adjusted.

5.3.	Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Ordinary Shares other than a change covered by Section 5.1 or 5.2 hereof or that solely affects the par value of the Ordinary Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another entity (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing entity and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Seller shall have the right thereafter to receive upon the exercise of the Call Option, the same aggregate Call Price, as applicable, payable hereunder immediately prior to such event, in exchange for the kind and amount of shares of stock or other securities or property (including cash) received by the Seller upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation; and if any reclassification also results in a change in Ordinary Shares covered by Section 5.1 or 5.2, then such adjustment shall be made pursuant to Sections 5.1 and 5.2 and this Section 5.3. The provisions of this Section 5.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.	Sale of Shares. The number of Shares subject to the Call Option shall be reduced by the number of Call Shares sold to third parties by the Sellers on a one-for-one basis.

7.	No Short Selling. From the date hereof and until all the Call Shares have been sold pursuant to this Agreement, the Seller shall not sell short, hedge against, lend against, engage in day trading with respect to, or in any way manipulate, the securities of the Company, and shall not engage in any similar activity which has the effect of lowering the trading price of the Company’s securities. Notwithstanding the provisions of this section, the Seller is not prohibited from buying or selling the Company’s securities.

8.	Notice. Any notice required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if: (a) delivered personally, (b) delivered by a recognized overnight courier service instructed to provide next-day delivery, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses set forth below, or to such other addresses or to the attention of such other Person as the recipient has specified by prior written notice to the sender. Date of service of such notice shall be: (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of confirmation of successful transmission), (ii) three days after the date of mailing if sent by certified or registered mail, or (iii) one day after date of delivery to the overnight courier if sent by overnight courier. Unless otherwise specified in writing, the mailing addresses of the parties hereto shall be as follows:

If to the Company, addressed to:

16 Kaifada Road

Danyang, Jiangsu, China

Attention: Xin Chao

Fax +86 511 8692 0003

If to a Seller, addressed to:
c/o ________________
___________________
___________________
Attention:    ______________
Facsimile:    ______________

9.	Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic execution and delivery of this Agreement is legal, valid and binding for all purposes.

10.	Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with all Exhibits, Schedules and Annexes hereto (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the matters contemplated hereby and (b) is not intended to confer upon any person other than the parties any rights or remedies.

11.	Governing Law. In accordance with Section 5-1401 of the General Obligations Law of the State of New York, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this Agreement shall be resolved through final and biding arbitration conducted in the City of New York, State of New York in accordance with the rules and regulations of the American Arbitration Association (AAA), by a panel of three arbitrators selected from the AAA Commercial Disputes Panel instead of any jury trial and that the arbitrator panel’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. The cost of such arbitrator and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators.

12.	Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

[remainder of page left intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CIS ACQUISITION LTD.

By:
Name:
Title:

[sellers signature page]

Name:

Address:

SCHEDULE I
CALL OPTION NOTICE

To: [SELLER]

Attention: [•]

[Date]

Ladies and Gentlemen,

Call Option Notice

We refer to the Call Agreement (the “Call Agreement”) dated ________ ___, 201_ and made between you and the undersigned. Terms defined in the Call Agreement shall bear the same meaning when used herein.

We hereby confirm that we wish to exercise the option granted under Section 2 of the Call Agreement and accordingly the Call Option is hereby exercised with respect to ________ Call Shares.

The Closing Date shall be [•].

This call option notice is irrevocable and is governed by, and shall be construed in accordance with the laws of the State of New York.

Yours faithfully

By:
Name:
Title: